Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Adolor Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-51222, No. 333-62428, No. 333-100585, No. 333-105912, No. 333-134647 and No. 333-151628), registration statement on Form S-3 (No. 333-131765) and registration statement on Form S-1 (No. 333-64298) of Adolor Corporation of our report dated February 26, 2010, with respect to the balance sheets of Adolor Corporation as of December 31, 2009 and 2008, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Adolor Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 26, 2010